Exhibit 4.4

6582125 CANADA INC. (CAN HOLDCO) – FORM OF SHARE TERMS

PART 1: AUTHORIZED CAPITAL; DEFINED TERMS

ARTICLE 1

AUTHORIZED CAPITAL

The Corporation is authorized to issue: (a) an unlimited number of Common Shares; and (b) an unlimited number of Exchangeable Shares.

ARTICLE 2

DEFINED TERMS

In addition to the capitalized terms defined elsewhere in these Articles, for purposes of these Articles, the following terms have the meanings ascribed to such terms below:

“Affiliate” means, when used with respect to a specified Person, another Person that, either directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with the specified Person; provided, however, that, for purposes of these Articles, the Initial Stockholders, the Permitted Holders, and their respective Affiliates, shall be deemed not to be Affiliates of the U.S. Company.

“Articles” means these Articles of Amendment of the Corporation, as the same may be further amended from time to time.

“Automatic Exchange Right” has the meaning given to such term in the Exchange and Support Agreement.

“Board of Directors” means the board of directors of the Corporation, as the same may be constituted from time to time.

“Brothers” means, collectively, Alan Zekelman, Barry Zekelman and Clayton Zekelman.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York or Toronto, Ontario.

“CallCo” means ●, an unlimited liability company existing under the laws of the Province of British Columbia, and any successor thereof.

“Call Right Exchange” means any exchange by the U.S. Company or a Permitted Subsidiary of MVS or SVS for Exchangeable Shares pursuant to the exercise of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, as applicable, in accordance with these Articles and the terms of the Exchange and Support Agreement.

“Call Right Exchange Consideration” means the Liquidation Consideration, the Retraction Consideration or the Redemption Consideration, as applicable.

“Call Right Exchange Date” means the Liquidation Date, the Retraction Date or the Redemption Date, as applicable.

“Canadian Dollar Equivalent” means, in respect of an amount expressed in a currency other than Canadian dollars (the “Foreign Currency Amount”) at any date, the product obtained by multiplying: (a) the Foreign Currency Amount; and (b) the rate quoted by the Bank of Canada on such date for such foreign currency expressed in Canadian dollars or, if such spot exchange rate is not available, such spot exchange rate on such date for such foreign currency expressed in Canadian dollars as may reasonably be deemed by the Board of Directors to be appropriate for such purpose.

“Closing Documents” means, collectively, the certificates representing the Exchangeable Shares to be exchanged for the Liquidation Consideration, the Retraction Consideration or the Redemption Consideration, as the case may be, together with such other documents and instruments as may be required to effect a transfer of such Exchangeable Shares under the Corporation’s governing statute (and the regulations promulgated thereunder) and these Articles, and such additional documents and instruments as the Corporation and the Transfer Agent may reasonably require.

“Closing Procedures” means the provisions of and procedures described in Article 9.

“Common Shares” means the common shares in the capital of the Corporation.

“Control” means, when used with respect to a specified Person, the possession by another Person, directly or indirectly, of the power to direct or cause the direction of the management and policies of the specified Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled by” and “under common control with” have correlative meanings.

“Conversion Date” means the date on which all of the issued and outstanding MVS automatically convert into SVS in accordance with the constating documents of the U.S. Company.

“Corporation” means 6582125 Canada Inc., a corporation existing under the laws of Canada, and any successor thereof.

“Current Market Price” means, in respect of one SVS on any date, the Canadian Dollar Equivalent of the average of the closing bid and asked prices of the SVS during a period of 20 consecutive trading days ending not more than three trading days before such date on the New York Stock Exchange or, if the SVS are not then listed on the New York Stock Exchange, on such other stock exchange or automated quotation system on which the SVS are listed or quoted, as the case may be, as may be selected by the U.S. Company Board for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of SVS during such period does not create a market which reflects the fair market value of one SVS, then the “Current Market Price” of one SVS shall be determined by the Board of Directors, in good faith and in its reasonable discretion.

“Exchange and Support Agreement” means the Exchange and Support Agreement by and among the U.S. Company, CallCo, the Corporation and the holders of Exchangeable Shares dated as of ●, 2018, as amended, supplemented or restated from time to time in accordance with the terms thereof.

“Exchange Amount” means, in respect of an Exchangeable Share, at any particular time, the Current Market Price of one SVS, as adjusted for Stock Splits at that time, plus the full amount of any Outstanding Dividend Amount at that time.

“Exchange Right” has the meaning given to such term in the Exchange and Support Agreement.

“Exchange Right Consideration” has the meaning given to such term in the Exchange and Support Agreement.

“Exchangeable Shares” mean the Exchangeable Shares in the capital of the Corporation.

“Holder Exchange” means any acquisition by the Corporation of Exchangeable Shares pursuant to Section 6.1, Section 7.1 or Section 8.1.

“Holder Exchange Consideration” means the Liquidation Consideration, the Retraction Consideration or the Redemption Consideration, as applicable.

“Holder Exchange Date” means the Liquidation Date, the Retraction Date or the Redemption Date, as applicable.

“Immediate Family Members” means, with respect to any Brother, collectively: (a) his spouse, common law partner, children and other descendants; (b) each spouse or common law partner of any of the individuals referred to in (a); (c) any trust created solely for the benefit of such Brother and/or one or more of the individuals referred to in (a) and (b); and (d) each legal representative of such Brother or of any of the Persons referred to in (a), (b) and (c).

“Initial Stockholders” means [CP] and 1156676 Ontario Ltd.

“IPO” means the initial public offering of certain shares in the capital of the U.S. Company and the transactions to be effected in connection therewith.

“IPO Exchange and Secondary Offering” means, collectively, (a) the exchange of a portion of the originally issued Exchangeable Shares for SVS in accordance with the terms hereof and the Exchange and Support Agreement, and (b) the secondary offering of such SVS, in each case, in connection with the IPO.

“Lien” means any lien, claim, encumbrance, security interest or adverse claim.

“MVS” means the shares of Class B multiple voting stock in the capital of the U.S. Company.

“Outstanding Dividend Amount” means, in respect of an Exchangeable Share, an amount equivalent to the full value of all declared and unpaid dividends on such Exchangeable Share on the applicable date, including any dividends required to be paid on such Exchangeable Share pursuant to the Exchange and Support Agreement; provided, that the “Outstanding Dividend Amount” in respect of an Exchangeable Share shall not include the amount of any declared and unpaid dividends on such Exchangeable Share for which the record date has not occurred as of the applicable date.

“Permitted Holders” means, collectively: (a) the Brothers; (b) the Immediate Family Members of each Brother; and (c) any Person controlled, directly or indirectly, by any of the Persons referred to in (a) and (b). For the avoidance of doubt, “Permitted Holders” includes 1156676 Ontario Ltd., a corporation existing under the laws of the Province of Ontario, and its Subsidiaries.

“Permitted Subsidiary” means: (a) CallCo; or (b) any other Subsidiary of the U.S. Company (other than the Corporation) designated by the U.S. Company to (i) exercise the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, as applicable, or (ii) be subject to the obligations of any Exchange Right exercised by a holder of Exchangeable Shares or the Automatic Exchange Right (provided, that, prior to or in connection with any such designation, such Subsidiary becomes a party to, and agrees to be bound by all of the obligations of CallCo under, the Exchange and Support Agreement).

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, trust or other organization, or any governmental authority.

“Put Right Exchange” means any exchange by the U.S. Company or a Permitted Subsidiary of MVS or SVS for Exchangeable Shares pursuant to the exercise of the Liquidation Put Right, the Retraction Put Right or the Redemption Put Right, as applicable, in accordance with these Articles and the terms of the Exchange and Support Agreement.

“Put Right Exchange Consideration” means the Liquidation Consideration, the Retraction Consideration or the Redemption Consideration, as applicable.

“Put Right Exchange Date” means the Liquidation Date, the Retraction Date or the Redemption Date, as applicable.

“Redemption Date” means: (a) the date, if any, established by the Board of Directors for the redemption by the Corporation of the Exchangeable Shares pursuant to Section 8.1, which date shall be no earlier than [●, 2058]; or (b) the earlier of the following dates:

(i)	subject to Section 3.8 of the Exchange and Support Agreement, the effective date in respect of a U.S. Company Sale; and

(ii)

the date upon which less than ● Exchangeable Shares are issued and outstanding, as that number shall be adjusted to give effect to any stock splits, consolidations or stock dividends after the adoption of these Articles.

“Stock Split” means, in respect of the MVS or SVS:

(a)	the subdivision of such shares into a greater number (other than by way of a dividend described in Section 5.1); or

(b)	the consolidation of such shares into a smaller number;

and “as adjusted for Stock Splits” means, in relation to a specific number of MVS or SVS, such number of such shares multiplied by a fraction:

(a)	the numerator of which is the number of such shares outstanding immediately prior to a Stock Split; and

(b)	the denominator of which is the number of such shares outstanding immediately after the Stock Split.

“Subsidiary” of any Person means a Person Controlled by: (a) such first Person; (b) such first Person and one or more Persons each of which is Controlled by such first Person; or (c) two or more Persons each of which is Controlled by such first Person.

“SVS” means the shares of Class A subordinate voting stock in the capital of the U.S. Company.

“Tax Act” means the Income Tax Act (Canada).

“Transfer” means any sale, transfer, exchange, assignment, gift, bequest, disposition, mortgage, charge, pledge, grant of Lien or other arrangement by which possession, legal title or beneficial ownership passes from one Person to another, or to the same Person in a different capacity, whether or not voluntarily and whether or not for value, and any agreement to effect any of the foregoing; provided, that the exchange or redemption of any Exchangeable Shares under the terms of these Articles and the Exchange and Support Agreement shall not constitute a “Transfer”. Notwithstanding the foregoing, pledging of Exchangeable Shares by a holder of Exchangeable Shares that creates a mere security interest in such Exchangeable Shares pursuant to a bona fide loan or indebtedness transaction for so long as such holder of Exchangeable Shares continues to exercise voting control over such pledged Exchangeable Shares shall not constitute a “Transfer”; provided, however, that a foreclosure on such shares or other similar action by the pledgee will constitute a “Transfer”.

“Transfer Agent” means Computershare Investor Services Inc. or such other Person as may from time to time be appointed by the Corporation as the registrar and transfer agent for the Exchangeable Shares.

“U.S. Company” means Zekelman Industries, Inc., a corporation existing under the laws of the State of Delaware, and any successor thereof.

“U.S. Company Board” means the board of directors of the U.S. Company, as the same may be constituted from time to time.

“U.S. Company Dividend Declaration Date” means the date on which the U.S. Company Board declares any dividend on the U.S. Company Declared Shares.

“U.S. Company Preferred Stock” means any shares of preferred stock (non-voting) in the capital of the U.S. Company.

“U.S. Company Sale” means any transaction (or series of related transactions) as a result of which one or more Persons or groups of Persons (other than the Initial Stockholders, the Permitted Holders or any of their respective Affiliates) acquires: (a) SVS representing, in the aggregate, greater than fifty percent (50%) of the votes entitled (if exercised) to elect a majority of the directors on the U.S. Company Board, whether such transaction (or series of related transactions) is effected by merger, consolidation, recapitalization, sale or transfer of the U.S. Company’s equity or otherwise; or (b) all or substantially all of the assets of the U.S. Company and its Subsidiaries, taken as a whole, whether such transaction (or series of related transactions) is effected by sale, license, lease, disposition or otherwise.

PART 2: EXCHANGEABLE SHARES

The rights, privileges, restrictions and conditions of the Exchangeable Shares are as set out below.

ARTICLE 3

RANKING OF EXCHANGEABLE SHARES

The Exchangeable Shares shall be entitled to a preference over the Common Shares (and any other shares ranking junior to the Exchangeable Shares) with respect to the payment of dividends, and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

ARTICLE 4

VOTING

Section 4.1 Non-Voting

Except as required by applicable law or by Section 4.2, the holders of Exchangeable Shares are not entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

Section 4.2 Amendment and Approval Requirements

(a)

The rights and privileges attaching to the Exchangeable Shares may be removed or changed, and the restrictions and conditions attaching to the Exchangeable Shares may be added to or changed, only with the approval of holders of at least 66 2/3% of the issued and outstanding Exchangeable Shares, excluding for this purpose any Exchangeable Shares held by the U.S. Company or any of its Affiliates (“Exchangeable Shareholder Approval”); provided, that any adjustment to the number of MVS or SVS into which an Exchangeable Share is exchangeable (which initially is one) made by the Board of Directors, acting in good faith, in accordance with Section 3.7 of the Exchange and Support Agreement to reflect the effect of any event in order to maintain the required economic equivalence with respect to the MVS and/or SVS, on the one hand, and the Exchangeable Shares, on the other hand, shall not require Exchangeable Shareholder Approval.

(b)

For purposes of these Articles, where an action is to be taken by holders of the Exchangeable Shares, in addition to the requirements of applicable law, if any, such action may be taken if the requisite number of such holders: (i) agree in writing; or (ii) pass a resolution to such effect at a duly constituted meeting of such holders, voting as a single class.

ARTICLE 5

DIVIDENDS

Section 5.1 Dividends on MVS and SVS

If a dividend is declared on the MVS and SVS (prior to the Conversion Date) or on the SVS (from and after the Conversion Date) (the “U.S. Company Declared Shares”), then on such U.S. Company Dividend Declaration Date, the Board of Directors shall, subject to applicable law, declare a dividend on each Exchangeable Share:

(a)

Cash Dividends – in the case of a cash dividend declared on the U.S. Company Declared Shares, in an amount in cash for each Exchangeable Share in U.S. dollars equal to the cash dividend declared on each U.S. Company Declared Share;

(b)

Stock Dividends – in the case of a stock dividend declared on any U.S. Company Declared Shares to be paid in MVS or SVS, by the issue or transfer by the Corporation of such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of MVS or SVS, as applicable, to be paid on each U.S. Company Declared Share as a result of such stock dividend unless, in lieu of such stock dividend, the Corporation elects (at the discretion of the Board of Directors in accordance with the Exchange and Support Agreement) to effect a corresponding and contemporaneous and economically equivalent subdivision of the issued and outstanding Exchangeable Shares; and

(c)

Other Property Dividends – in the case of a dividend declared on the U.S. Company Declared Shares in property other than cash, MVS or SVS (including U.S. Company Preferred Stock, and rights, options or warrants to purchase additional MVS, SVS and/or U.S. Company Preferred Stock), in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to (at the discretion of the Board of Directors in accordance with the Exchange and Support Agreement) the type and amount of property declared as a dividend on each U.S. Company Declared Share.

Section 5.2 Record Date for Dividends

The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under Section 5.1 shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the U.S. Company Declared Shares. The record date for the determination of the holders of Exchangeable Shares entitled to receive Exchangeable Shares in connection with any subdivision of the Exchangeable Shares under Section 5.1(b), and the effective date of any such subdivision, shall be the same dates as the record and payment date, respectively, for the corresponding stock dividend declared on the U.S. Company Declared Shares.

Section 5.3 Payment

(a)

Cash Dividends – Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by Section 5.1(a), and the sending of such a cheque to each holder of Exchangeable Shares shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. No holder of Exchangeable Shares shall be entitled to recover by action or other legal process against the Corporation any dividend represented by a cheque that has not been duly presented to the Corporation’s bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

(b)

Stock Dividends – Satisfaction by the Corporation of the issue or transfer of Exchangeable Shares as contemplated by Section 5.1(b) shall be made by delivery to each holder of Exchangeable Shares, at the address of the holder recorded in the securities register of the Corporation or by holding for pick up by the holder at the registered office of the Corporation, of certificates representing Exchangeable Shares (which shares shall be duly issued, fully paid and non-assessable, and free and clear of any Lien).

(c)

Other Property Dividends – Such other type and amount of property in respect of any dividends contemplated by Section 5.1(c) shall be issued, distributed or transferred by the Corporation in such manner as it shall reasonably determine, and the issuance, distribution or transfer thereof by the Corporation to each holder of Exchangeable Shares shall satisfy the dividend represented thereby.

Section 5.4 Subsequent Payment of Dividends

If on any payment date for any dividends declared on the Exchangeable Shares under Section 5.1 the dividends are not paid in full on all of the issued and outstanding Exchangeable Shares, any such dividends that remain unpaid are to be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation has sufficient money, assets or property properly available for the payment of such dividends.

Section 5.5 No Other Dividends

Other than as set out in Section 5.1 (including, for the avoidance of doubt, as contemplated in the Exchange and Support Agreement), or except with prior approval of the U.S. Company and with Exchangeable Shareholder Approval, holders of Exchangeable Shares are not entitled to receive dividends.

Section 5.6 Eligible Dividends

Any dividends paid or deemed to be paid on the Exchangeable Shares shall be designated as “eligible dividends” for purposes of the Tax Act to the maximum extent permitted by applicable law without causing the Corporation to be subject to tax under subsection 185.1(1) of the Tax Act.

ARTICLE 6

LIQUIDATION

Section 6.1 Rights on Liquidation

Upon the liquidation, dissolution or winding-up of the Corporation, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs (each, a “Liquidation Event”), each holder of Exchangeable Shares shall be entitled, subject to applicable law, the Liquidation Call Right and the Liquidation Put Right, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date of such Liquidation Event (the “Liquidation Date”) before any distribution of any part of the assets of the Corporation among the holders of the Common Shares (or any other shares of the Corporation ranking junior to the Exchangeable Shares), an amount per Exchangeable Share equal to the Exchange Amount calculated as of the last Business Day prior to the Liquidation Date, which Exchange Amount per Exchangeable Share shall be paid and satisfied in full by the Corporation causing to be delivered to such holder on the Liquidation Date: (a) (i) if the Liquidation Date occurs prior to the Conversion Date, one MVS or, if such holder elects by delivering to the Corporation written notice prior to the exercise by the U.S. Company or a Permitted Subsidiary of the Liquidation Call Right pursuant to Section 6.3, one SVS, or (ii) if the Liquidation Date occurs on or after the Conversion Date, one SVS, in each case, as adjusted for Stock Splits; and (b) an amount equal to the Outstanding Dividend Amount calculated as of the Liquidation Date (collectively, the “Liquidation Consideration”).

Section 6.2 Method of Distribution on Liquidation

(a)

On or before the Liquidation Date, and subject to the exercise by the U.S. Company or a Permitted Subsidiary of the Liquidation Call Right or the exercise by the holder of the Liquidation Put Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Consideration for each Exchangeable Share upon presentation and surrender of the Closing Documents pursuant to the Closing Procedures.

(b)

After the Corporation has satisfied its obligation to pay to all of the holders of Exchangeable Shares the Liquidation Consideration pursuant to Section 6.1, such holders shall not be entitled to share in any further distribution of the assets of the Corporation in connection with the Liquidation Event.

Section 6.3 Liquidation Call Right

(a)

Upon a Liquidation Event, the U.S. Company or a Permitted Subsidiary shall have the overriding right, and, where the Corporation has not paid each holder of Exchangeable Shares the Liquidation Consideration pursuant to Section 6.1, the obligation (the “Liquidation Call Right”), to exchange with all (but not less than all) of the holders of Exchangeable Shares (other than the U.S. Company or any of its Subsidiaries), on the Liquidation Date, all (but not less than all) of the Exchangeable Shares held by each such holder for consideration per Exchangeable Share equal to the Liquidation Consideration for such Exchangeable Shares.

(b)

To exercise the Liquidation Call Right, the U.S. Company or a Permitted Subsidiary must notify the holders of Exchangeable Shares of its intention to exercise such right at least 10 days before the Liquidation Date.

(c)

If the U.S. Company or a Permitted Subsidiary exercises the Liquidation Call Right, then, on the Liquidation Date, the U.S. Company or a Permitted Subsidiary shall acquire, and the holders of Exchangeable Shares shall transfer to the U.S. Company or a Permitted Subsidiary, all of the then issued and outstanding Exchangeable Shares for consideration equal to the Liquidation Consideration for each such Exchangeable Share against presentation and surrender of the Closing Documents pursuant to the Closing Procedures.

Section 6.4 Liquidation Put Right

(a)

Upon a Liquidation Event, provided that the U.S. Company or a Permitted Subsidiary has not exercised the Liquidation Call Right, each holder of Exchangeable Shares shall have the right to require the U.S. Company or a Permitted Subsidiary to purchase from such holder, on the Liquidation Date, all (but not less than all) of the Exchangeable Shares held by such holder for consideration per Exchangeable Share equal to the Liquidation Consideration for such Exchangeable Shares (the “Liquidation Put Right”).

(b)	To exercise the Liquidation Put Right, a holder of Exchangeable Shares must notify the U.S. Company of its intention to exercise such right before the Liquidation Date.

(c)

If the Liquidation Put Right is exercised by a holder of Exchangeable Shares, then, on the Liquidation Date, the U.S. Company or a Permitted Subsidiary shall acquire, and such holder of Exchangeable Shares shall transfer to the U.S. Company or a Permitted Subsidiary, all (but not less than all) of the Exchangeable Shares held by such holder for consideration equal to the Liquidation Consideration for each such Exchangeable Share against presentation and surrender of the Closing Documents pursuant to the Closing Procedures.

Section 6.5 Solvency Restrictions

Notwithstanding any other provision of these Articles, the Corporation shall not be obligated to deliver any Liquidation Consideration to the extent that the delivery of the Liquidation Consideration with respect to all of the then issued and outstanding Exchangeable Shares would be contrary to applicable law.

ARTICLE 7

RETRACTION

Section 7.1 Retraction of Exchangeable Shares by Holder

A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by the U.S. Company or a Permitted Subsidiary of the Retraction Call Right and the Retraction Put Right and otherwise upon compliance with the provisions of this Article 7, to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount per Exchangeable Share equal to the Exchange Amount calculated as of the last Business Day prior to the Retraction Date, which Exchange Amount per Exchangeable Share shall be paid and satisfied in full by the Corporation causing to be delivered to such holder on the Retraction Date: (a) (i) if the Retraction Date occurs prior to the Conversion Date, one MVS or, if such holder elects in the Retraction Request, one SVS, or (ii) if the Retraction Date occurs on or after the Conversion Date, one SVS, in each case, as adjusted for Stock Splits; and (b) an amount equal to the Outstanding Dividend Amount calculated as of the Retraction Date (collectively, the “Retraction Consideration”).

Section 7.2 Retraction Request by Holders

To effect the redemption contemplated in Section 7.1, a holder must deliver to the Corporation, in accordance with the Closing Procedures, the Closing Documents together with a duly executed statement in the form of Appendix A attached to these Articles (the “Retraction Request”):

(a)	specifying that such holder desires to have all, or any number specified in the Retraction Request, of the Exchangeable Shares held by such holder (the “Retracted Shares”) redeemed by the Corporation;

(b)	specifying that such holder desires to have all or any number of the Retracted Shares redeemed in exchange for SVS, if applicable;

(c)	stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the “Retraction Date”); provided, that:

(i)	the Retraction Date may not be less than five Business Days nor more than 15 Business Days after the date on which the Retraction Request is received by the Corporation; and

(ii)

if no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be the 15th Business Day after the date on which the Retraction Request is received by the Corporation; and

(d)	acknowledging, subject to the holder revoking the Retraction Request in the manner specified in Section 7.9, the Retraction Call Right of the U.S. Company or a Permitted Subsidiary.

Section 7.3 Retraction Call Right

If a holder of Exchangeable Shares delivers a Retraction Request to the Corporation, the U.S. Company or a Permitted Subsidiary has the overriding right, and, where the Corporation has not redeemed the Retracted Shares pursuant to Section 7.1, the obligation (the “Retraction Call Right”), to exchange with such holder all (but not less than all) the Retracted Shares held by such holder for an exchange price per Exchangeable Share equal to the Retraction Consideration on the terms and conditions set out in Section 7.4.

Section 7.4 Exercise of Retraction Call Right

(a)	Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify the U.S. Company of such receipt.

(b)

In order to exercise the Retraction Call Right, the U.S. Company or a Permitted Subsidiary must deliver notice to the holder of its determination to do so (the “Exchange Notice”) within five Business Days of the Corporation’s receipt of the Retraction Request.

(c)

If the U.S. Company or a Permitted Subsidiary delivers an Exchange Notice within such five Business Day period, and, provided, that the Retraction Request is not revoked by such holder in the manner specified in Section 7.9:

(i)

the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to the U.S. Company or a Permitted Subsidiary in accordance with the Retraction Call Right;

(ii)	such offer shall be deemed to be accepted by the U.S. Company or a Permitted Subsidiary, as applicable;

(iii)	the Corporation shall not redeem the Retracted Shares; and

(iv)

the U.S. Company or a Permitted Subsidiary, as applicable, shall purchase from such holder, and such holder shall sell to the U.S. Company or a Permitted Subsidiary, as applicable, on the Retraction Date the Retracted Shares for a purchase price per Retracted Share equal to the Retraction Consideration for the Retracted Shares against presentation and surrender of Closing Documents pursuant to the Closing Procedures.

Section 7.5 Retraction Put Right

(a)

If a holder of Exchangeable Shares delivers a Retraction Request to the Corporation, provided that (i) the U.S. Company or a Permitted Subsidiary has not exercised the Retraction Call Right and (ii) the Retraction Request is not revoked by such holder in the manner specified in Section 7.9, such holder of Exchangeable Shares shall have the right to require the U.S. Company or a Permitted Subsidiary to purchase from such holder, on the Retraction Date, the Retracted Shares for consideration per Retracted Share equal to the Retraction Consideration for such Retracted Shares (the “Retraction Put Right”).

(b)

To exercise the Retraction Put Right, a holder of Exchangeable Shares must notify the U.S. Company and the Corporation of its intention to exercise such right at any time prior to the closing of the redemption of the Retracted Shares contemplated in the Retraction Request.

(c)

If the Retraction Put Right is exercised by a holder of Exchangeable Shares and, provided, that the Retraction Request is not revoked by such holder in the manner specified in Section 7.9, then, on the Retraction Date, the U.S. Company or a Permitted Subsidiary shall acquire, and such holder of Exchangeable Shares shall transfer to the U.S. Company or a Permitted Subsidiary, all (but not less than all) of the Retracted Shares for consideration equal to the Retraction Consideration for each such Retracted Share against presentation and surrender of the Closing Documents pursuant to the Closing Procedures.

Section 7.6 Redemption by the Corporation

If the U.S. Company or a Permitted Subsidiary does not deliver an Exchange Notice to the holder within the five Business Day period contemplated in Section 7.4(b), and if the Retraction Request is not revoked by the holder in the manner specified in Section 7.9 and the holder has not exercised the Retraction Put Right, the Corporation will cause to be delivered on the Retraction Date to the holder the Retraction Consideration for each Retracted Share against presentation and surrender of the Closing Documents pursuant to the Closing Procedures.

Section 7.7 Solvency Restrictions

(a)

Notwithstanding any other provision of these Articles, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request pursuant to this Article 7 to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or any other provision of applicable law.

(b)

If the Corporation believes that on any Retraction Date it would not be permitted by solvency requirements or any other provision of applicable law to redeem the Retracted Shares tendered for redemption on the Retraction Date, and if the U.S. Company or a Permitted Subsidiary has not exercised the Retraction Call Right, or the holder has not exercised the Retraction Put Right, with respect to the Retracted Shares, the Corporation shall be obligated to redeem Retracted Shares specified by the holder in the Retraction Request only to the extent of the maximum number of Retracted Shares (rounded down to a whole number) as would not be contrary to solvency requirements or any other provision of applicable law, and the Corporation shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares that will not be redeemed by the Corporation.

(c)

In any case in which the redemption by the Corporation of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Corporation shall: (i) redeem Retracted Shares in accordance with these Articles on a pro rata basis; and (ii) issue to the holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation.

Section 7.8 Exchange Right with the U.S. Company or a Permitted Subsidiary

If the Retraction Request is not revoked by the holder in the manner specified in Section 7.9, the holder of any Retracted Shares that are not redeemed by the Corporation, or exchanged or purchased by the U.S. Company or a Permitted Subsidiary, as applicable, is deemed, by the delivery of the Retraction Request to the Corporation, to require the U.S. Company or a Permitted Subsidiary to purchase such Retracted Shares from such holder on the Retraction Date (or as soon as practicable thereafter) for a purchase price per Retracted Share to be satisfied in full by the U.S. Company or a Permitted Subsidiary delivering to such holder the applicable Exchange Right Consideration for each Retracted Share, all as more specifically provided in the Exchange and Support Agreement.

Section 7.9 Revocability

A holder of Retracted Shares may, by notice in writing given by such holder to the Corporation at any time prior to the closing of the redemption of the Retracted Shares contemplated in the Retraction Request, withdraw such Retraction Request, in which case such Retraction Request shall be null and void and, for greater certainty, each of (a) the revocable offer constituted by the Retraction Request to sell the Retracted Shares to the U.S. Company or a Permitted Subsidiary, and (b) any exercise of the Retraction Put Right, as applicable, shall be deemed to have been revoked.

ARTICLE 8

REDEMPTION

Section 8.1 Redemption of Exchangeable Shares by the Corporation

Subject to applicable law, and so long as (a) neither the U.S. Company nor a Permitted Subsidiary has exercised the Redemption Call Right, and (b) all holders of Exchangeable Shares have not exercised the Redemption Put Right, the Corporation shall on the Redemption Date redeem all (but not less than all) of the then issued and outstanding Exchangeable Shares (other than those held by the U.S. Company or any of its Subsidiaries and those in respect of which holders have exercised the Redemption Put Right) for an amount per Exchangeable Share equal to the Exchange Amount for such Exchangeable Share calculated as of the last Business Day prior to the Redemption Date, which Exchange Amount per Exchangeable Share shall be paid and satisfied in full by the Corporation causing to be delivered to each holder of Exchangeable Shares on the Redemption Date: (i) (A) if the Redemption Date occurs prior to the Conversion Date, one MVS or, if such holder elects by delivering to the Corporation written notice not less than five (5) Business Days prior to the Redemption Date, one SVS, or (B) if the Redemption Date occurs on or after the Conversion Date, one SVS, in each case, as adjusted for Stock Splits; and (ii) an amount equal to the Outstanding Dividend Amount calculated as of the Redemption Date (collectively, the “Redemption Consideration”).

Section 8.2 Notice of Redemption by Corporation

(a)

Prior to a redemption of Exchangeable Shares under this Article 8, the Corporation shall send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Corporation, or the purchase by the U.S. Company or a Permitted Subsidiary pursuant to the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder:

(i)

in the case of a Redemption Date established in connection with a U.S. Company Sale, on as many days’ prior written notice as may be determined by the Board of Directors to be reasonably practicable in the circumstances; and

(ii)	in any other case, at least 10 days before the Redemption Date.

(b)	The notice contemplated in Section 8.2(a) must set out the Redemption Consideration, the Redemption Date and, if applicable, particulars of the Redemption Call Right.

Section 8.3 Delivery of Redemption Consideration

On the Redemption Date, subject to the exercise by the U.S. Company or a Permitted Subsidiary of the Redemption Call Right and the exercise by any holder of the Redemption Put Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Consideration for each such Exchangeable Share, upon presentation and surrender of the Closing Documents pursuant to the Closing Procedures.

Section 8.4 Redemption Call Right

The U.S. Company or a Permitted Subsidiary shall have the overriding right, and, where the Corporation has not redeemed the Exchangeable Shares pursuant to Section 8.1, the obligation (the “Redemption Call Right”), notwithstanding the proposed redemption of the Exchangeable Shares by the Corporation pursuant to Section 8.1, to exchange with all (but not less than all) of the holders of Exchangeable Shares (other than the U.S. Company or any of its Subsidiaries), on the Redemption Date, all (but not less than all) of the Exchangeable Shares held by each such holder for consideration per Exchangeable Share equal to the Redemption Consideration. Upon the exercise of the Redemption Call Right by the U.S. Company or a Permitted Subsidiary, each holder must exchange all of the Exchangeable Shares held by the holder with the U.S. Company or a Permitted Subsidiary on the Redemption Date upon delivery by the U.S. Company or a Permitted Subsidiary to the holder of the Redemption Consideration.

Section 8.5 Exercise of Redemption Call Right

(a)

The Corporation shall notify the U.S. Company of a Redemption Date at least ten Business Days prior to the Redemption Date (except in respect of a Redemption Date established in connection with a U.S. Company Sale, in which case the Corporation shall so notify the U.S. Company with as much prior notice as is determined by the Board of Directors to be reasonably practicable in the circumstances).

(b)

To exercise the Redemption Call Right, the U.S. Company or a Permitted Subsidiary must notify the holders of Exchangeable Shares of its intention to exercise such right at least five Business Days before the Redemption Date (except in respect of a Redemption Date established in connection with a U.S. Company Sale, in which case the U.S. Company or a Permitted Subsidiary shall so notify the holders of Exchangeable Shares with as much prior notice as is determined by the U.S. Company Board to be reasonably practicable in the circumstances).

(c)

If the U.S. Company or a Permitted Subsidiary exercises the Redemption Call Right, then, on the Redemption Date, the U.S. Company or a Permitted Subsidiary, as applicable, shall purchase, and the holders of Exchangeable Shares shall sell to the U.S. Company or a Permitted Subsidiary, as applicable, all of the then issued and outstanding Exchangeable Shares for an amount per Exchangeable Share equal to the Redemption Consideration for each such Exchangeable Share against presentation and surrender of the Closing Documents pursuant to the Closing Procedures.

(d)

If a Redemption Date results from a U.S. Company Sale, the exchange shall be effective only upon, and shall be conditional upon, the closing of the transaction (or series of related transactions) constituting the U.S. Company Sale and only to the extent necessary to enable the holders of Exchangeable Shares to participate in the U.S. Company Sale on an economically equivalent basis to the holders of SVS.

Section 8.6 Redemption Put Right

(a)

Provided that the U.S. Company or a Permitted Subsidiary has not exercised the Redemption Call Right, each holder of Exchangeable Shares shall have the right to require the U.S. Company or a Permitted Subsidiary to purchase from such holder, on the Redemption Date, all (but not less than all) of the Exchangeable Shares held by such holder for consideration per Exchangeable Share equal to the Redemption Consideration for such Exchangeable Shares (the “Redemption Put Right”).

(b)	To exercise the Redemption Put Right, a holder of Exchangeable Shares must notify the U.S. Company of its intention to exercise such right prior to the Redemption Date.

(c)

If the Redemption Put Right is exercised by a holder of Exchangeable Shares, then, on the Redemption Date, the U.S. Company or a Permitted Subsidiary shall acquire, and such holder of Exchangeable Shares shall transfer to the U.S. Company or a Permitted Subsidiary, all (but not less than all) of the Exchangeable Shares held by such holder for consideration equal to the Redemption Consideration for each such Exchangeable Share against presentation and surrender of the Closing Documents pursuant to the Closing Procedures.

Section 8.7 Exchange Right with the U.S. Company or a Permitted Subsidiary

The holder of any Exchangeable Shares that are not redeemed by the Corporation, or exchanged or purchased by the U.S. Company or a Permitted Subsidiary, as applicable, is deemed to require the U.S. Company or a Permitted Subsidiary to purchase such Exchangeable Shares from such holder on the Redemption Date (or as soon as practicable thereafter) for a purchase price per Exchangeable Share to be satisfied in full by the U.S. Company or a Permitted Subsidiary delivering to such holder the applicable Exchange Right Consideration for each Exchangeable Share, all as more specifically provided in the Exchange and Support Agreement.

Section 8.8 Solvency Restrictions

Notwithstanding any other provision of these Articles, the Corporation is not obligated to redeem any Exchangeable Shares pursuant to this Article 8 to the extent that the redemption of all of the then issued and outstanding Exchangeable Shares would be contrary to solvency requirements or any other provision of applicable law.

ARTICLE 9

CLOSING PROCEDURES

Section 9.1 Holder Exchange

(a)

For purposes of completing an exchange of Exchangeable Shares pursuant to a Holder Exchange, the Corporation shall cause to be delivered to the holder of Exchangeable Shares subject to the Holder Exchange the Holder Exchange Consideration against presentation and surrender of the Closing Documents.

(b)

Satisfaction by the Corporation of the aggregate Holder Exchange Consideration shall be made by delivery to each applicable holder, at the address of such holder recorded in the securities register of the Corporation or by holding for pick up by such holder at the registered office of the Corporation, the MVS or SVS to which such holder is entitled, as applicable (which shares shall be duly issued as fully paid and non-assessable, and free and clear of any Lien), either in the form of certificates representing the MVS or SVS, as applicable, or, in whole or in part, in book-entry form through the direct registration system, and, if applicable, a cheque of the Corporation payable at par at any branch of the bankers of the Corporation totalling the cash portion of any Outstanding Dividend Amount (less any tax required to be deducted and withheld from the total Holder Exchange Consideration by the Corporation) without interest.

(c)

On and after the Holder Exchange Date, the Exchangeable Shares subject to the Holder Exchange shall cease to be outstanding, and such holders shall cease to be holders of the Exchangeable Shares subject to the Holder Exchange and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Holder Exchange Consideration, unless delivery of the total Holder Exchange Consideration for such Exchangeable Shares is not made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of such holders shall remain unaffected until the total Holder Exchange Consideration has been paid.

(d)

The Corporation may, at any time on or after the Holder Exchange Date, deposit or cause to be deposited the total Holder Exchange Consideration in respect of the Exchangeable Shares represented by certificates subject to the Holder Exchange that have not, at the Holder Exchange Date, been surrendered by the applicable holders thereof in a custodial account with any chartered bank or trust company in Canada. The rights of the applicable holders of such Exchangeable Shares after such deposit shall be limited to the receipt of their proportionate part of the total Holder Exchange Consideration (less any tax required to be deducted and withheld therefrom) without interest for such Exchangeable Shares subject to the Holder Exchange, against presentation and surrender of the certificates held by them in accordance with the foregoing provisions, and such holders shall thereafter be deemed to be holders of MVS or SVS, as applicable.

Section 9.2 Call Right Exchange and Put Right Exchange

(a)

For the purposes of completing an exchange of the Exchangeable Shares pursuant to the Call Right Exchange or the Put Right Exchange, the U.S. Company or a Permitted Subsidiary shall cause to be delivered to the holders of the Exchangeable Shares subject to the Call Right Exchange or the Put Right Exchange the Call Right Exchange Consideration or the Put Right Exchange Consideration, as applicable, against presentation and surrender of the Closing Documents.

(b)

Satisfaction by the U.S. Company or a Permitted Subsidiary of payment of the Call Right Exchange Consideration or the Put Right Exchange Consideration, as applicable, for such Exchangeable Shares shall be made by delivery to each holder, at the address of such holder recorded in the securities register of the Corporation or by holding for pick up by such holder at the registered office of the Corporation, the MVS or SVS to which such holder is entitled, as applicable (which shares are to be duly issued as fully paid and non-assessable, and free and clear of any Lien), either in the form of certificates representing the MVS or SVS, as applicable, or, in whole or in part, in book-entry form through the direct registration system, and, if applicable, a cheque of the U.S. Company or a Permitted Subsidiary payable at par at any branch of the bankers of the U.S. Company or a Permitted Subsidiary, respectively, totalling any Outstanding Dividend Amount (less any tax required to be withheld from the total Call Right Exchange Consideration or Put Right Exchange Consideration, as applicable, by the U.S. Company or a Permitted Subsidiary) without interest.

(c)

On and after the Call Right Exchange Date or the Put Right Exchange Date, the Exchangeable Shares shall cease to be outstanding, and the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Call Right Exchange Consideration or Put Right Exchange Consideration, as applicable, unless the U.S. Company or a Permitted Subsidiary does not complete the Call Right Exchange or the Put Right Exchange, as applicable, in the manner described above, in which case the holders of the Exchangeable Shares will be entitled to receive from the Corporation, and the Corporation will pay therefor, the Holder Exchange Consideration in the manner set forth in Section 9.1, failing which the rights of the holders shall remain unaffected until the total Call Right Exchange Consideration or Put Right Exchange Consideration, as applicable, in either case, without duplication, has been paid.

(d)

The U.S. Company or a Permitted Subsidiary may, at any time on or after the Call Right Exchange Date or the Put Right Exchange Date, as applicable, deposit the total Call Right Exchange Consideration or Put Right Exchange Consideration, as applicable, in respect of the Exchangeable Shares represented by certificates that have not at the Call Right Exchange Date or the Put Right Exchange Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada. The right of the holders of such Exchangeable Shares after such deposit shall be limited to the receipt of their proportionate part of the total Call Right Exchange Consideration or Put Right Consideration (less any tax required to be deducted and withheld therefrom), as applicable, without interest for such Exchangeable Shares, against presentation and surrender of the certificates held by them in accordance with the foregoing provisions, and such holders are thereafter deemed to be holders of MVS or SVS, as applicable.

Section 9.3 Fractional Shares

As soon as practicable after any exchange of Exchangeable Shares pursuant to these Articles, the Corporation shall direct the Transfer Agent to: (a) determine the number of whole and, if any, fractional MVS and/or SVS allocable to the holder of Exchangeable Shares exchanged hereunder; (b) aggregate any such fractional shares and sell the whole shares obtained thereby at the direction of the Corporation either in open market transaction or otherwise, in each case, at then prevailing trading prices; and (c) cause to be distributed to such holder in lieu of any fractional share, such holder’s rateable share of the proceeds of such sale, after making appropriate deductions of the amount required to be withheld for tax purposes and after deducting an amount equal to all brokerage charges, commissions and transfer taxes attributed to such sale.

ARTICLE 10

NOTICES

Section 10.1 Method of Delivery of Notice by Holders of Exchangeable Shares

Any notice, request or other communication to be given to the Corporation, the U.S. Company or a Permitted Subsidiary by a holder of Exchangeable Shares must be in writing and shall be valid if given in accordance with the bylaws of the Corporation.

Section 10.2 Presentation and Surrender of Exchangeable Shares

(a)

Any presentation and surrender by a holder of Exchangeable Shares to the Corporation of certificates representing Exchangeable Shares, and such other Closing Documents, in connection with the liquidation, dissolution or winding-up of the Corporation, or the retraction or redemption of Exchangeable Shares, must be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, in each case, addressed to the attention of the President of the Corporation.

(b)

Any presentation and surrender of certificates and other Closing Documents contemplated in Section 10.2(a): (i) shall be deemed only to have been made and to be effective upon actual receipt thereof by the Corporation or the Transfer Agent, as applicable; and (ii) made by registered mail shall be at the sole risk of the holder mailing the same.

Section 10.3 Delivery of Notices, etc. by the Corporation to Holders of Exchangeable Shares

Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation must be in writing and shall be valid if given in accordance with the bylaws of the Corporation.

ARTICLE 11

CERTAIN RESTRICTIONS

If, and only to the extent that, all dividends on the outstanding Exchangeable Shares corresponding to dividends declared and paid to date on the MVS and/or SVS, as applicable, have not been declared and paid on the Exchangeable Shares, the Corporation shall not without, but may at any time with, Exchangeable Shareholder Approval:

(a)

pay any dividends on the Common Shares (or any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends), other than stock dividends payable in Common Shares (or any such other shares ranking junior to the Exchangeable Shares, as the case may be);

(b)	redeem, purchase or make any capital distribution in respect of Common Shares (or any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends);

(c)

redeem or purchase any other shares of the Corporation ranking equally with the Exchangeable Shares with respect to the payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs; or

(d)

issue any Exchangeable Shares (or any other shares of the Corporation ranking equally with, or superior to, the Exchangeable Shares with respect to the payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs), other than: (i) by way of stock dividend to the holders of Exchangeable Shares; or (ii) pursuant to agreements entered into by the Corporation as of the date of these Articles.

ARTICLE 12

ACTIONS BY THE CORPORATION UNDER THE EXCHANGE AND SUPPORT AGREEMENT

Section 12.1 Compliance with the Exchange and Support Agreement

The Corporation shall take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance of the U.S. Company and the Corporation with all provisions of the Exchange and Support Agreement applicable to the U.S. Company and the Corporation, respectively, in accordance with the terms thereof, including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant to the Exchange and Support Agreement.

Section 12.2 Required Approval

The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Exchange and Support Agreement without Exchangeable Shareholder Approval.

ARTICLE 13

LEGEND; ACKNOWLEDGEMENT OF CALL RIGHTS

Section 13.1 Appropriate Legends

The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend, in form and on terms approved by the Board of Directors, with respect to the Exchange and Support Agreement (including the provisions with respect to the Exchange Right and Automatic Exchange Right thereunder) and the provisions relating to the Liquidation Call Right, the Retraction Call Right, the Redemption Call Right, the Liquidation Put Right, the Retraction Put Right and the Redemption Put Right.

Section 13.2 Acknowledgement of Call Rights

Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, in each case, in favour of the U.S. Company or a Permitted Subsidiary, and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Corporation, or the retraction or redemption of Exchangeable Shares, as the case may be, and to be bound thereby in favour of the U.S. Company or a Permitted Subsidiary as therein provided.

ARTICLE 14

TAX MATTERS

Section 14.1 Right to Withhold

The U.S. Company, a Permitted Subsidiary and the Corporation may deduct and withhold from any consideration otherwise payable to any holder of Exchangeable Shares such amounts as the U.S. Company, a Permitted Subsidiary or the Corporation is required or permitted to deduct and withhold with respect to such payment under the Tax Act, the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case, as amended or succeeded. To the extent that amounts are so withheld, such withheld amounts are to be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made; provided, that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, the holder will be notified in writing thereof by the U.S. Company, a Permitted Subsidiary or the Corporation (as applicable), and the holder must pay the difference (up to the amount required to be withheld by the U.S. Company, a Permitted Subsidiary or the Corporation) in cash to such withholding party. Failing payment of such difference within five Business Days after notice is provided to the holder, the U.S. Company, a Permitted Subsidiary and the Corporation are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to the U.S. Company, a Permitted Subsidiary or the Corporation, as the case may be, to enable it to comply with such deduction or withholding requirement, and the U.S. Company, a Permitted Subsidiary or the Corporation will notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale. The U.S. Company or a Permitted Subsidiary shall endeavor in good faith to maximize the proceeds realized from any such sale or disposition of the consideration.

Section 14.2 Section 116 Clearance Certificate for Non-Resident Holders

Each holder of Exchangeable Shares that is a non-resident of Canada for purposes of the Tax Act and to whom the Exchangeable Shares are “taxable Canadian property” and not “excluded property” for purposes of the Tax Act must, prior to a disposition of such shares to the U.S. Company, a Permitted Subsidiary or the Corporation, deliver a Section 116 clearance certificate to the U.S. Company, a Permitted Subsidiary or the Corporation, as applicable, in form and content satisfactory to the U.S. Company, a Permitted Subsidiary or the Corporation, as applicable, failing which the U.S. Company, a Permitted Subsidiary or the Corporation will withhold that portion of the proceeds of disposition otherwise deliverable to the holder of Exchangeable Shares sufficient to remit the amount required to the Receiver General for Canada pursuant to the provisions of Section 116 of the Tax Act.

PART 3: COMMON SHARES

ARTICLE 15

VOTING RIGHTS

The Common Shares shall have the following rights, privileges, restrictions and conditions.

(a)

Each holder of Common Shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Corporation, and to vote at such meetings, except meetings at which only holders of a specified class of shares (other than Common Shares) or specified series of shares are entitled to vote.

(b)	At all meetings of which notice must be given to the holders of Common Shares, each holder of Common Shares shall be entitled to one vote in respect of each Common Share held by such holder.

ARTICLE 16

DIVIDENDS

The holders of Common Shares shall be entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class or series of shares of the Corporation, to receive dividends if, as and when declared by the Board of Directors.

ARTICLE 17

LIQUIDATION, DISSOLUTION OR WINDING-UP

The holders of Common Shares shall be entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class or series of shares of the Corporation, to receive the remaining property of the Corporation on a liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary.

APPENDIX A

FORM OF RETRACTION REQUEST

To:	6582125 Canada Inc. (the “Corporation”)

And to:	Zekelman Industries, Inc. (the “U.S. Company”) or a Permitted Subsidiary

This Retraction Request is given pursuant to the special rights and restrictions attaching to the Exchangeable Shares represented by the share certificate(s) attached hereto (the “Share Provisions”). All capitalized terms used but not defined in this Retraction Request have the meanings ascribed to such terms in the Share Provisions.

The undersigned hereby notifies the Corporation that, subject to the Retraction Call Right referred to below and the Retraction Put Right, the undersigned desires to have the Corporation redeem the following Exchangeable Shares (the “Retracted Shares”) in accordance with the Share Provisions:

☐	all Exchangeable Shares represented by the share certificate(s) attached hereto; or

☐	_____________ Exchangeable Shares only.

The undersigned hereby elects to receive (if applicable):

☐	MVS in respect of ________________________ of the Retracted Shares; and

☐	SVS in respect of ________________________ of the Retracted Shares.

The undersigned hereby notifies the Corporation that the Retraction Date shall be ______________.

NOTE:

The Retraction Date must be a Business Day and must not be less than five Business Days, nor more than 15 Business Days, after the date upon which this Retraction Request is received by the Corporation. If no such Business Day is specified above, the Retraction Date shall be deemed to be the 15th Business Day after the date on which this Retraction Request is received by the Corporation.

The undersigned acknowledges: (a) the overriding Retraction Call Right of the U.S. Company or a Permitted Subsidiary to purchase all (but not less than all) of the Retracted Shares held by the undersigned; and (b) that this Retraction Request is and shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to the U.S. Company or a Permitted Subsidiary, as the case may be, in accordance with the Retraction Call Right on the Retraction Date for the Retraction Consideration, and on the other terms and conditions set out in Section 7.4 of the Share Provisions. This Retraction Request, and the offer to sell the Retracted Shares to the U.S. Company or a Permitted Subsidiary, as applicable, contemplated hereby, may be revoked and withdrawn by the undersigned only by notice in writing given to the Corporation at any time before the close of business on the Business Day immediately preceding the Retraction Date.

The undersigned acknowledges that if, as a result of solvency requirements or any other provision of applicable law, the Corporation is unable to redeem all of the Retracted Shares, and provided, that (a) neither the U.S. Company nor a Permitted Subsidiary has exercised the Retraction Call Right with respect to the Retracted Shares, (b) the undersigned has not exercised the Retraction Put Right and (c) the undersigned has not invoked its right to withdraw this Retraction Request, the undersigned will be deemed to have exercised the Exchange Right so as to require the U.S. Company or a Permitted Subsidiary, as the case may be, to purchase the unredeemed Retracted Shares.

The undersigned hereby represents and warrants to the U.S. Company or a Permitted Subsidiary, as the case may be, and the Corporation that the undersigned:

☐	is

☐	is not

(select one)

a non-resident of Canada for purposes of the Tax Act. The undersigned acknowledges that in the absence of an indication that the undersigned is not a non-resident of Canada, withholding on account of Canadian tax may be made from amounts payable to the undersigned on the redemption or purchase of the Retracted Shares.

The undersigned hereby represents and warrants to the U.S. Company or a Permitted Subsidiary, as the case may be, and the Corporation that the undersigned has good title to and owns the Exchangeable Shares represented by the share certificate(s) attached hereto to be acquired by the U.S. Company or a Permitted Subsidiary, or by the Corporation, as the case may be, free and clear of any Lien, other than under the Articles.

Date:

Signature of Shareholder	Guarantee of Signature

Name of Shareholder

☐

Please check this box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder from the Corporation, failing which the securities and any cheque(s) will be mailed to the last address of the shareholder as it appears on the securities register of the Corporation

NOTE:

The information below must be completed and this certificate, together with such additional documents as the Corporation may require, must be deposited with the Corporation at its registered office in Ontario. The securities and any cheque(s) resulting from the retraction or exchange of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the securities register of the Corporation, and the securities and cheque(s) resulting from such retraction or exchange will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

Name of person in whose name securities or cheque(s) are to be registered, issued or delivered (please print)	Date:

Street Address or P.O. Box	Signature of Shareholder

City, Province

NOTE:

If the Retraction Request is for less than all of the Exchangeable Shares represented by the share certificate(s) attached hereto, a certificate representing the remaining Exchangeable Shares represented by the share certificate(s) attached hereto will be issued and registered in the name of the shareholder as it appears on the securities register of the Corporation, unless the share transfer power on each such share certificate is duly completed in respect of such Exchangeable Shares.